Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

Haemonetics Reports First Quarter Fiscal 2023 Results; Updates Fiscal 2023 Guidance; Announces New $300 Million Share Repurchase Authorization

Boston, MA, August 10, 2022 - Haemonetics Corporation (NYSE: HAE) reported financial results for its first quarter of fiscal 2023, which ended July 2, 2022:

		1st Quarter 2023
■	Revenue, increase	$261.5 million, 14%
■	Organic[1] revenue increase	17%
■	Earnings per diluted share	$0.38
■	Adjusted earnings per diluted share	$0.58
■	Cash flow from operating activities	$42 million
■	Free cash flow before restructuring & restructuring related costs	$5 million
	[1] Excludes the impact of currency fluctuation and strategic exits of product lines.

Chris Simon, Haemonetics’ CEO, stated: “Positive first-quarter results across businesses affirm our long-range plan for transformational growth. Robust growth in Plasma is evidence of improving momentum in plasma collections and Hospital is an increasingly powerful driver of growth, with Vascular Closure exceeding our expectations. Resilient manufacturing and supply enabled us to consistently deliver for customers and our capital allocation strategy will help create value for stakeholders as we leverage our capacity to accelerate growth in revenue and adjusted earnings per diluted share."

GAAP RESULTS

First quarter fiscal 2023 revenue was $261.5 million, up 14.4% compared with the first quarter of fiscal 2022. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	1st Quarter 2023 Reported
Plasma	$102.4	42.5%
Blood Center	$65.7	(9.9%)
Hospital	$88.5	12.7%
Net business unit revenue	$256.6	14.9%
Service	4.9	(6.8%)
Total net revenue	$261.5	14.4%

Gross margin was 54.4% in the first quarter of fiscal 2023 compared with 47.3% in the first quarter of fiscal 2022. Operating expenses were $111.5 million in the first quarter of fiscal 2023 compared with $106.7 million in the first quarter of fiscal 2022. The Company had operating income of $30.8 million and a 11.8% operating margin in the first quarter of fiscal 2023, compared with operating income of $1.4 million and an operating margin of 0.6% in the first quarter of fiscal 2022. The income tax rates were 22% and (48%) in the first quarters of fiscal 2023 and fiscal 2022, respectively. First quarter fiscal 2023 net income and earnings per diluted share were $19.9 million and $0.38, respectively, compared with net loss and net loss per share of $4.5 million and $0.09, respectively, in the first quarter of fiscal 2022.

ADJUSTED RESULTS

Organic revenue for the first quarter of fiscal 2023 was up 16.6% compared with the same period of fiscal 2022. Business unit organic revenue growth rates compared with the prior year period were as follows:

1st Quarter 2023 Organic
Plasma	43.9%
Blood Center	(7.2%)
Hospital	14.9%
Net business unit revenue	17.1%
Service	(2.5%)
Total net revenue	16.6%

First quarter fiscal 2023 adjusted gross margin was 55.2%, up 50 basis points compared with the prior year period. The primary drivers of the increase were volume and mix, price and productivity savings from the Operational Excellence Program, partially offset by inflationary pressures in our global manufacturing and supply chain and increased depreciation expense.

Adjusted operating expenses in the first quarter of fiscal 2023 were $99.5 million, up $12.4 million, or 14.2%, compared with the prior year period. The increase in adjusted operating expenses was primarily driven by continuous growth investments, an increase in freight costs and a return to normal spending levels partially offset by productivity savings from the Operational Excellence Program. Adjusted operating income for the first quarter of fiscal 2023 was $44.9 million, up $7.0 million or 18.4%, and adjusted operating margin was 17.2%, up 60 basis points when compared with the same period of fiscal 2022. The adjusted income tax rate was 24% in the first quarter of fiscal 2023 compared with an adjusted income tax rate of 24% in the first quarter of fiscal 2022.

First quarter fiscal 2023 adjusted net income was $30.2 million, up $4.7 million, or 18.6%, and adjusted earnings per diluted share was $0.58, up 16.0%, each when compared with the same period of fiscal 2022.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, DEAL AMORTIZATION AND CERTAIN OTHER COSTS

The Company incurred restructuring and restructuring related costs of $3.5 million in the first quarter of fiscal 2023 compared with $10.1 million in the first quarter of fiscal 2022 and deal amortization expenses of $8.4 million in the first quarter of fiscal 2023 compared with $12.4 million in the first quarter of fiscal 2022.

In addition, during the first quarter of fiscal 2023, the Company incurred $3.2 million of costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, as compared with $2.4 million of such costs in the first quarter of fiscal 2022.

BALANCE SHEET AND CASH FLOW

Cash on hand at July 2, 2022 was $214.9 million, a decrease of $44.5 million since April 2, 2022. During fiscal 2023, the Company had $32.3 million of earnout payments related to acquisitions.

Cash flow from operating activities was $42.0 million and free cash flow before restructuring and restructuring related costs was $4.5 million during the first quarter of fiscal 2023, compared with $(1.7) million and $1.8 million, respectively, in the same period of fiscal 2022.

SHARE REPURCHASE PROGRAM

The Company announced that its Board of Directors recently authorized the repurchase of up to $300 million of Haemonetics common shares over the next three years. This new share repurchase program will help to offset the dilutive impact of recent and future employee equity grants. The timing and amounts of activity under the repurchase program will be at management’s discretion with the intent of beginning activity under the program during fiscal 2023. In addition to this share repurchase activity, the Company’s capital allocation strategy continues to prioritize funding of planned internal investments to support the business as well as inorganic opportunities to accelerate its long-term growth plans.

Under the share repurchase program, the Company is authorized to repurchase, from time to time, outstanding shares of common stock in accordance with applicable laws on the open market, including under trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in privately negotiated transactions. The actual timing, number and value of shares repurchased will be determined by the Company at its discretion and will depend on a number of factors, including market conditions, applicable legal requirements and compliance with the terms of loan covenants. The share repurchase program may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of its common stock under the program.

FISCAL 2023 GUIDANCE

The Company updated its previous fiscal 2023 GAAP total revenue growth guidance from 5 – 9% to 8 – 11% and its fiscal 2023 organic revenue growth guidance as follows:

	Previous Organic[1] Guidance	Current Organic[1] Guidance
Total revenue	6 - 10%	10 - 14%
Plasma revenue	7 - 12%	15 - 20%
Blood Center revenue	(4 - 7%)	(2 - 5%)
Hospital revenue	16 - 19%	19 - 22%
[1]Excludes the impact of currency fluctuation and strategic exits of product lines. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Additionally, the Company updated its adjusted earnings per diluted share guidance and affirmed its adjusted operating margin guidance and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	18 - 19%	18 - 19%
Adjusted earnings per diluted share	$2.50 - $2.90	$2.60 - $2.90
Free cash flow, before restructuring & restructuring related costs	$100M - $130M	$100M - $130M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss first quarter fiscal 2023 results on Wednesday, August 10, 2022 at 8:00am EDT. The call can be accessed via teleconference at
https://register.vevent.com/registerBI722ba0e696e749e6b514af4c2a3d3cc1. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/dc896g7s

The Company is posting this press release to its investor relations website, in addition to supplemental analytical tables that will be referenced on the webcast. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/4abb751e-3eb6-41a8-a06b-b3c48ba9d5c9

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of the COVID-19 pandemic and associated inflationary pressures on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including its scope and duration (including the extent of future surges, variants and the efficacy of vaccinations), government actions and restrictive measures implemented in response and associated economic disruptions, including inflationary pressures and higher freight costs in our global supply chain; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and strategic exits of product lines. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the First Quarter of FY23 and FY22
(Data in thousands, except per share data)

	7/2/2022	7/3/2021	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$261,458	$228,528	14.4%
Gross profit	142,263	108,085	31.6%

R&D	10,902	12,701	(14.2)%
S,G&A	92,227	91,218	1.1%
Amortization of intangible assets	8,367	12,379	(32.4)%
Gain on divestitures and sale of assets	—	(9,603)	n/m
Operating expenses	111,496	106,695	4.5%

Operating income	30,767	1,390	2113.5%

Interest and other expense, net	(5,273)	(4,398)	19.9%
Income (loss) before taxes	25,494	(3,008)	n/m

Tax expense	5,617	1,446	n/m

Net income (loss)	$19,877	$(4,454)	n/m

Net income (loss) per common share assuming dilution	$0.38	$(0.09)	n/m

Weighted average number of shares:
Basic	51,224	50,939
Diluted	51,683	50,939

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	54.4%	47.3%	7.1%
R&D	4.2%	5.6%	(1.4)%
S,G&A	35.3%	39.9%	(4.6)%
Operating income	11.8%	0.6%	11.2%
Income (loss) before taxes	9.8%	(1.3)%	11.1%
Net income (loss)	7.6%	(1.9)%	9.5%

Revenue Analysis for the First Quarter of FY23 and FY22
(Data in thousands)

	Three Months Ended
	7/2/2022	7/3/2021	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$102,381	$71,844	42.5%	(1.0)%	(0.4)%	43.9%
Blood Center	65,694	72,945	(9.9)%	(2.7)%	—%	(7.2)%
Hospital(2)	88,494	78,494	12.7%	(2.2)%	—%	14.9%
Net business unit revenues	$256,569	$223,283	14.9%	(2.1)%	(0.1)%	17.1%
Service	4,889	5,245	(6.8)%	(4.3)%	—%	(2.5)%
Total net revenues	$261,458	$228,528	14.4%	(2.2)%	—%	16.6%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $33.5 million and $32.2 million for the three months ended July 2, 2022 and July 3, 2021, respectively. Hemostasis Management revenue increased 4.1% in the first quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hemostasis Management revenue increased 5.8%, on an organic basis, in the first quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $29.6 million and $21.8 million for the three months ended July 2, 2022 and July 3, 2021, respectively. Vascular Closure revenue increased 35.9% in the first quarter of fiscal 2023 as compared with the same period of fiscal 2022.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	7/2/2022	4/2/2022
	(unaudited)
Assets
Cash and cash equivalents	$214,948	$259,496
Accounts receivable, net	146,463	159,376
Inventories, net	277,887	293,027
Other current assets	48,485	44,132
Total current assets	687,783	756,031
Property, plant & equipment, net	288,321	258,482
Intangible assets, net	302,710	310,261
Goodwill	466,115	467,287
Other assets	75,597	67,673
Total assets	$1,820,526	$1,859,734

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$6,853	$214,148
Other current liabilities	173,634	228,118
Total current liabilities	180,487	442,266
Long-term debt	763,141	559,441
Other long-term liabilities	106,475	108,603
Stockholders' equity	770,423	749,424
Total liabilities & stockholders' equity	$1,820,526	$1,859,734

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Three Months Ended
	7/2/2022	7/3/2021
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$19,877	$(4,454)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,447	25,033
Contingent consideration expense	(504)	9,774
Share-based compensation expense	5,299	6,828
Impairment of assets	94	5,144
Amortization of deferred finance costs	797	1,019
Benefit for losses on inventory	(2,075)	(544)
Gains on divestitures and sale of assets	—	(9,603)
Change in other non-cash operating activities	1,602	4,940
Change in accounts receivable, net	10,358	(5,342)
Change in inventories, net	15,240	(8,553)
Change in other working capital	(31,142)	(25,922)
Net cash provided by (used in) operating activities	41,993	(1,680)
Cash Flows from Investing Activities:
Capital expenditures	(45,467)	(13,919)
Acquisition	(2,850)	(2,500)
Proceeds from sale of property, plant and equipment	498	568
Other investments	(10,395)	—
Net cash used in investing activities	(58,214)	(15,851)
Cash Flows from Financing Activities:
Borrowings, net of repayments	(4,375)	(4,375)
Contingent consideration payments	(21,593)	—
Proceeds from employee stock programs	2,586	2,710
Other	(13)	31
Net cash used in financing activities	(23,395)	(1,634)
Effect of exchange rates on cash and cash equivalents	(4,932)	322
Net Change in Cash and Cash Equivalents	(44,548)	(18,843)
Cash and Cash Equivalents at Beginning of the Period	259,496	192,305
Cash and Cash Equivalents at End of Period	$214,948	$173,462

Free Cash Flow Reconciliation:
Cash provided by (used in) operating activities	$41,993	$(1,680)
Capital expenditures, net of proceeds from sale of property, plant and equipment	(44,969)	(13,351)
Free cash flow after restructuring and restructuring related costs	(2,976)	(15,031)
Restructuring and restructuring related costs	9,389	21,369
Tax benefit on restructuring and restructuring related costs	(1,909)	(4,496)
Free cash flow before restructuring and restructuring related costs	$4,504	$1,842

Reconciliation of Adjusted Measures for the First Quarter of FY23 and FY22
(Data in thousands except per share data)
	Three Months Ended
	7/2/2022	7/3/2021
	(unaudited)
GAAP gross profit	$142,263	$108,085
Restructuring and restructuring related costs	2,477	8,082
Integration and transaction costs	—	5,295
Impairment of assets and PCS2 related charges	(409)	3,530
MDR and IVDR costs(1)	48	—
Adjusted gross profit	$144,379	$124,992

GAAP operating expenses	$111,496	$106,695
Deal amortization	(8,367)	(12,379)
Integration and transaction costs	758	(11,438)
MDR and IVDR costs(1)	(3,138)	(2,371)
Restructuring and restructuring related costs	(1,001)	(1,973)
Litigation-related charges	(196)	(938)
Impairment of assets and PCS2 related charges	(59)	(113)
Gain on divestitures and sale of assets	—	9,603
Adjusted operating expenses	$99,493	$87,086

GAAP operating income	$30,767	$1,390
Deal amortization	8,367	12,379
Integration and transaction costs	(758)	16,733
Restructuring and restructuring related costs	3,478	10,055
Impairment of assets and PCS2 related charges	(350)	3,643
MDR and IVDR costs(1)	3,186	2,371
Litigation-related charges	196	938
Gain on divestitures and sale of assets	—	(9,603)
Adjusted operating income	$44,886	$37,906

GAAP net income (loss)	$19,877	$(4,454)
Deal amortization	8,367	12,379
Integration and transaction costs	(758)	16,733
Restructuring and restructuring related costs	3,478	10,055
Impairment of assets and PCS2 related charges	(350)	3,643
MDR and IVDR costs(1)	3,186	2,371
Litigation-related charges	196	938
Gain on divestitures and sale of assets	—	(9,603)
Tax impact associated with adjustments	(3,836)	(6,629)
Adjusted net income	$30,160	$25,433

GAAP net income (loss) per common share(2)	$0.38	$(0.09)
Adjusted items after tax per common share assuming dilution	0.20	0.59
Adjusted net income per common share assuming dilution(3)	$0.58	$0.50
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.
(2)GAAP net loss per common share is calculated using weighted average basic shares outstanding and excludes the impact of outstanding stock awards from the diluted loss per share calculation as their inclusion would have an anti-dilutive effect.
(3)Adjusted net income per common share is calculated using weighted average diluted shares outstanding of 51,258 which includes the impact of outstanding stock awards.

Projected Fiscal 2023 GAAP and Organic Revenue Growth Rates
FY 2023
GAAP Revenue Growth	8 - 11%
Currency impact	2 - 3%
Organic Revenue Growth(1)	10 - 14%
(1) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solution business that are projected to be less than 1%.